Exhibit 10.2

[Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.]

FIRST AMENDMENT TO GREEN SENIOR SECURED CONVERTIBLE
NOTE DUE 2026

This FIRST AMENDMENT TO GREEN SENIOR SECURED CONVERTIBLE NOTE DUE 2026 (this “Amendment”), dated February 29, 2024, is entered into by and among Workhorse Group Inc., a Nevada corporation, (the “Company”), U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and the investor listed on the Schedule of Buyers (the “Buyer”) attached to the Purchase Agreement (as defined below). The Company and the Buyer each may be hereinafter referred to as a “Party” and together as the “Parties.” Unless otherwise noted herein, capitalized terms used without being defined herein have the meanings ascribed in the Note (as defined below).

RECITALS

Whereas, pursuant to that certain Securities Purchase Agreement, dated as of December 12, 2023, (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Parties, the Company issued that certain Green Senior Secured Convertible Note due 2026, Certificate No. A-1 (the “Note”), to the Buyer on December 27, 2023.

Whereas, the Parties wish to amend the Note, effective as of the date hereof, subject to and contingent upon the Company’s (i) performance of Section 2.2 of this Amendment, including the payment by the Company of the Paydown Amount (as defined below) to reduce the Principal Amount of the Note by such amount upon effectiveness of this Amendment and (ii) payment of the Exchange Shares (as defined in that certain letter agreement, dated as of the date hereof, by and between the Company and the Buyer (the “Letter Agreement”)) to the Buyer.

Whereas, pursuant to Section 17 of the Note, the Note may be amended with the written consent of the Company, the Trustee and the Required Holders (as defined in the Purchase Agreement); and

Whereas, as of the date hereof, the Buyer constitutes the Required Holders.

Now, Therefore, in consideration of these recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

Article I
AMENDMENT OF NOTE

1.1	Definition of “Controlled Account”. The definition of “Controlled Account” set forth in the Note is hereby amended and restated in its entirety to read as follows:

““Controlled Account” has the meaning set forth in Section 8(J)(ii).”

1.2	Definition of “Holder Directed Control Account”. The definition of “Holder Directed Controlled Account” is hereby deleted.

1.3	Definition of “Partial Redemption Date”. The definition of “Partial Redemption Date” set forth in the Note is hereby amended and restated in its entirety to read as follows:

““Partial Redemption Date” means, with respect to this Note, (A) the first calendar day of each month beginning on January 1, 2024 (excluding March 1, 2024), (B) the fifteenth calendar day of each month beginning on January 15, 2024 (excluding February 15, 2024) and (C) if not otherwise included in clause (A) or (B), the Maturity Date.”

1.4	Definition of “Prepayment Equity Conditions”. Section 1 of the Note is hereby amended to include the definition of “Prepayment Equity Conditions” set forth as follows:

““Prepayment Equity Conditions” will be deemed to be satisfied as of any prepayment date pursuant to Section 4(C) hereof if all of the following conditions are satisfied as of each Trading Day beginning on, and including, the date on which the Prepayment Notice is received and ending on, and including, such prepayment date: (A) the shares issuable pursuant to this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company or by or on behalf of any of its employees, agents or advisors; (C) the issuance of such shares, if any, will not be limited by Section 7(K); (D) the Company is in compliance with Section 7(E)(i) and such shares, if any, will satisfy Section 7(E)(ii); (E) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) no Default will have occurred and be continuing and no Event of Default will have occurred which has not been waived; and (G) the issuance of such shares, if any, would not require stockholder approval under the applicable rules of the Nasdaq (or the then principal Eligible Exchange on which the Common Stock is listed for trading), unless such stockholder approval has been obtained.”

1.5	Definition of “Prepayment Notice”. Section 1 of the Note is hereby amended to include the definition of “Prepayment Notice” set forth as follows:

““Prepayment Notice” has the meaning set forth in Section 4(C).”

1.6	Prepayment: Section 4(C) of the Note is hereby amended and restated in its entirety to read as follows:

“(C) The Company may prepay in cash the Note on any date on which the Prepayment Equity Conditions are satisfied, without penalty or premium, without the consent of the Holder; provided, that the Company shall provide the Holder and the Trustee with written notice of the occurrence and amount of such prepayment at least three (3) Trading Days in advance of such prepayment (such notice, the “Prepayment Notice”), during which the Holder may continue to convert the Note pursuant to the terms thereof; provided, however, that no prepayment hereunder shall be allowed if (i) such prepayment is for an amount less than the entire Principal Amount of the Note then outstanding or (ii) a material breach of the Transaction Documents by the Company has occurred.”

1.7	Minimum Liquidity Covenant. Section 8(J) of the Note is hereby amended and restated in its entirety to read as follows:

“(i) [Reserved.]

(ii) The Company shall have on the dates set forth below such amounts of Cash and Cash Equivalents set forth across from such date that are unrestricted and unencumbered, other than by Liens, restrictions and encumbrances securing the obligations to the holders of the Notes and the Other Notes, if any, held in one or more deposit accounts located in the United States and subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”). On or prior to first (1st) Business Day following such dates, the Company shall provide to the Holder a certification executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied such requirement.

December 31, 2023	$25,000,000
January 31, 2024	$13,500,000

(iii) On or prior to the first (1st) Business Day of each calendar month (or, if earlier, promptly upon becoming aware of an Event of Default has occurred as a result of a breach of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(K), or Section 8(T) hereof), the Company shall provide to the Holder and the Trustee a certification, in the form attached hereto as Exhibit B executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(K) and Section 8(T) during the immediately preceding calendar month. On or prior to the first (1st) Business Day of each Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2023 (or, if earlier, promptly upon becoming aware that an Event of Default has occurred as a result of a breach of Section 8(L) hereof), the Company shall provide to the Holder and the Trustee a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 8(L) during the immediately preceding Fiscal Quarter. Each such certification delivered pursuant to Section 8(J)(ii) and this Section 8(J)(iii) shall be referred to as a “Compliance Certificate”. If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to Section 8(J)(ii) and this Section 8(J)(iii) and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.”

1.8	Form of Covenant Compliance Certificate. Exhibit B of the Note is hereby amended and restated in its entirety and replaced with Exhibit A hereto.

Article II
MISCELLANEOUS

2.1	Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer and the Trustee as follows:

2.1.1	Each of this Amendment and the Note (as amended hereby), constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.1.2	As of the date hereof and immediately after giving effect to the terms of this Amendment, the representations and warranties of the Company and its Subsidiaries set forth in the Purchase Agreement are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement), in all respects), other than as provided in Schedule 2.1.2 hereto or to the Schedules to the Purchase Agreement or any such representation or warranty given as of a particular date in which case they are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such date.

2.2	Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):

2.2.1	The Buyer (or its counsel) shall have received counterparts of this Amendment, duly executed by the Company, the Trustee and the Buyer.

2.2.2	The Buyer shall have received a wire transfer of immediately available funds from the Company in the amount of ten million dollars ($10,000,000) (the “Paydown Amount”).

2.2.3	The Buyer shall have received, in exchange for the Warrant (as defined in the Letter Agreement) from the Company in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, a total of eight million five hundred thousand (8,500,000) Exchange Shares pursuant to the Letter Agreement.

2.2.4	Company shall have paid all reasonable and documented out-of-pocket expenses and costs of the Buyer (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Buyer) in connection with the preparation, negotiation, execution and approval of this Amendment.

2.3	Upon Effectiveness. Upon the effectiveness of this Amendment, the outstanding Principal Amount of the Note shall be immediately reduced to two million five hundred thousand dollars ($2,500,000).

2.4	Counterparts. This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

2.5	Disclosure of Amendment. By no later than 9:15 a.m., New York City time on March 1, 2024, the Company shall file a Current Report on Form 8-K disclosing all the material terms of the transactions contemplated by this Amendment (the “Form 8-K”). From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to the Buyer by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and neither the Buyer nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

2.6	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note.

2.7	Ratification of Transaction Documents. This Amendment shall constitute a Transaction Document (as defined in the Purchase Agreement) for all purposes under the Purchase Agreement. Except as amended herein, the Transaction Documents are hereby ratified and reaffirmed and shall continue to be in full force and effect and the Company acknowledges, confirms and agrees that all of the Company’s obligations owing to the Buyer and the Trustee under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect.

2.8	Default; Event of Default. No Default has occurred and is continuing and no Event of Default has occurred or resulted from the consummation of the transactions contemplated by this Amendment and the Company hereby acknowledges and agrees that, as of the date hereof, assuming the effectiveness of the amendments provided herein, it is not aware of any prospective Event of Default.

2.9	Validity. The Company hereby represents, warrants, and covenants that this Amendment has been duly authorized, executed, and delivered to the Buyer and the Trustee by the Company, is enforceable in accordance with its terms, and is in full force and effect, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

2.10	Violation of Law or other Agreement. The Company hereby represents, warrants, and covenants that the execution, delivery, and performance of this Amendment by the Company will not violate any requirement of law or contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Liens in favor of the Buyer).

2.11	Governing Law; Waiver of Jury Trial. Section 18 (Governing Law; Waiver of Jury Trial) of the Note is hereby incorporated into this Amendment by reference mutatis mutandis.

2.12	Captions. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Except as otherwise indicated, all references in this Amendment to “Sections” are intended to refer to the Sections or Articles of the Note.

2.13	Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Amendment or to statements made in the recitals.

2.14	Trustee Authorization. The Buyer party hereto, who for the avoidance of doubt, constitutes all Holders as of the date of this Amendment, hereby authorizes and directs the Trustee to execute this Amendment.

[Signature page follows]

COMPANY:

WORKHORSE GROUP Inc.

By:
Name:
Title:

BUYER:

[*]

By:
Name:
Title:

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title: